Prudential MoneyMart Assets, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


											October 22, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Prudential MoneyMart Assets, Inc.
		File Nos. 002-55301 and 811-02619

	On behalf of the Prudential MoneyMart Assets, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
						/s/ Grace C. Torres
						Grace C. Torres
						Treasurer and Principal Financial
						and Accounting Officer